EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of The Pennant Group, Inc., dated as of May 13, 2025 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

May 13, 2025 Date

8 Knots Management, LLC

By: /s/ Scott Green______________

Scott Green, Managing Member

8 Knots Fund, LP

By: /s/ 8 Knots GP, LP ___________

8 Knots GP, LP, General Partner

By: /s/ Scott Green______________

Scott Green, President

8 Knots Fund II, LP

By: /s/ 8 Knots GP, LP ___________

8 Knots GP, LP, General Partner

By: /s/ Scott Green______________

Scott Green, President

8 Knots GP, LP

By: /s/ Scott Green______________

Scott Green, President

Scott Green

By: /s/ Scott Green______________

Scott Green